UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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MULTI-MANAGER SMALL CAP EQUITY STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

October ___, 2022

As a shareholder of the Multi-Manager Small Cap Equity Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser with respect to a sleeve of the Fund formerly managed by Columbia Management Investment Advisers, LLC (the “Investment Manager”). This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the hiring of a new subadviser with respect to a sleeve of the Fund formerly managed by the Investment Manager and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on June 23, 2022, the Board approved, among other things: (i) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) with respect to the Fund; (ii) modifications to the Fund’s principal investment strategies to reflect Jacobs Levy’s investment process for the portion of the Fund it would manage; and (iii) the code of ethics and compliance program of Jacobs Levy.

The Subadvisory Agreement went into effect on July 18, 2022.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least January ___, 2023. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in

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writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by October ___, 2023. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

[________ (XX/22)]

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MULTI-MANAGER SMALL CAP EQUITY STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about October ___, 2022. This Information Statement is being made available to shareholders of Multi-Manager Small Cap Equity Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 23, 2022.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

JACOBS LEVY EQUITY MANAGEMENT, INC. AND THE NEW SUBADVISORY AGREEMENT

At meetings of the Board and its committees on June 21-23, 2022 (the “June Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) with respect to the Fund; (ii) modifications to the Fund’s principal investment strategies to reflect Jacobs Levy’s investment process for the portion of the Fund it would manage; and (iii) the code of ethics and compliance program of Jacobs Levy. The Subadvisory Agreement went into effect on July 18, 2022. Conestoga Capital Advisors, LLC (“Conestoga”), Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”), and J.P. Morgan Investment Management Inc. (“JPMIM”) continue to serve as subadvisers to the Fund, and there were no changes to the subadvisory agreements between the Investment Manager and Conestoga, Hotchkis and Wiley, and JPMIM, respectively.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Jacobs Levy

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Small Cap Equity Strategies Fund
Net Assets	Annual rate at each asset level
First $500 million	0.87%
Next $500 million	0.82%
Next $2 billion	0.77%
Next $9 billion	0.76%
Over $12 billion	0.75%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

Fees Paid to Investment Manager for the Fiscal Year Ended 8/31/2021(1) in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year Ended 8/31/2021

Aggregate Subadvisory Fee Paid by the
Investment Manager to BMO Asset
Management Corp., Conestoga,
Hotchkis and Wiley, and JPMIM for
the Fiscal Year Ended 8/31/2021 in
Dollars and as a % of Average Monthly
Net Assets of the Fund During the
Fiscal Year Ended 8/31/2021(2)

Estimated Aggregate Subadvisory Fee
that Would Have Been Paid if the
Subadvisory Agreement Had Been in
Effect for the Fiscal Year Ended
8/31/2021 (the Estimated Aggregate
Subadvisory Fee) in Dollars and as a %
of Average Daily Net Assets of the
Fund During the Fiscal Year Ended
8/31/2021

Difference in the Aggregate
Subadvisory Fee During the
Fiscal Year Ended 8/31/2021 and
the Estimated Aggregate
Subadvisory Fee During the
Fiscal Year Ended 8/31/2021 in
Dollars and as a Percentage of
Subadvisory Fees Paid During
Fiscal Year Ended 8/31/2021

$10,905,194	0.83%	$4,264,957	0.324%	$4,641,850	0.352%	$(376,893)	(0.029)%

(1)	The Investment Manager uses these fees to pay the subadvisers.
(2)

BMO Asset Management Corp. (“BMO”) served as a subadviser on a sleeve of the Fund until December 16, 2021, at which time the portfolio managers who managed the Integrated Small Cap Value Strategy sleeve of the Fund became employees of the Investment Manager in connection with BMO’s decision to exit the mutual fund advisory business in the United States. This sleeve of the Fund was removed on July 18, 2022.

INFORMATION ABOUT JACOBS LEVY

Jacobs Levy, a New Jersey corporation, was founded in September 1986. Jacobs Levy has been registered as an investment adviser with the SEC since October 1986. Bruce I. Jacobs and Kenneth N. Levy are the owners of Jacobs Levy.

Jacobs Levy manages U.S. equity portfolios on a discretionary basis for its clients, which include institutions with separately managed accounts, registered investment companies, and pooled investment vehicles intended for sophisticated institutional investors. Jacobs Levy also provides model portfolios to certain clients and may accept other non-discretionary mandates. Jacobs Levy manages both long equity and long-short equity portfolios. Jacobs Levy has more than 20 years of subadvisory experience.

As of June 30, 2022, Jacobs Levy had approximately $12.37 billion in assets under management and their principal offices are located at 100 Campus Drive, Florham Park, NJ 07932.

The following table provides information on the principal executive officers and directors of Jacobs Levy:

Name	Title/Responsibilities	Address
Bruce Ira Jacobs	President and Director	100 Campus Drive 4th Floor East Florham Park, NJ 07932
Kenneth Neil Levy	Vice President and Director	100 Campus Drive 4th Floor East Florham Park, NJ 07932
Leo Aloysius Dalton	Chief Financial Officer	100 Campus Drive 4th Floor East Florham Park, NJ 07932
Jason Matthew Hoberman	General Counsel and Chief Compliance Officer	100 Campus Drive 4th Floor East Florham Park, NJ 07932
Laura Marie DeVito	Chief Operating Officer	100 Campus Drive 4th Floor East Florham Park, NJ 07932

The following table shows another fund with similar investment objectives managed by Jacobs Levy:

Fund Name	Assets as of June 30, 2022	Subadvisory Fee Rate
NVIT Multi-Manager Small Cap Value Fund	$100 – 300 million	Not lower than Fund’s effective rate.
NVIT Multi-Manager Small Company Fund	$100 – 300 million	Not lower than Fund’s effective rate.
Guidestone Funds Small Cap Equity Fund	$100 – 300 million	Not lower than Fund’s effective rate.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At its June Meeting, the Fund’s Board of Trustees, including a majority of the Independent Trustees, upon the recommendation of the Investment Manager, unanimously approved the Subadvisory Agreement between the Investment Manager and Jacobs Levy with respect to the Fund.

At the June Meeting, independent legal counsel to the Independent Trustees reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Compliance and Investment Oversight Committees in connection with the Board’s evaluation of Jacobs Levy’s proposed services.

The Trustees held discussions with the Investment Manager and Jacobs Levy and reviewed and considered various written materials and oral presentations in connection with the evaluation of Jacobs Levy’s proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and Jacobs Levy’s investment strategy/style and performance and from the Compliance Committee, with respect to the code of ethics and compliance program of Jacobs Levy. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement;

•	Descriptions of various services proposed to be performed by Jacobs Levy under the Subadvisory Agreement, including portfolio management and portfolio trading practices;

•	Information regarding the experience and resources of Jacobs Levy, including information regarding senior management, portfolio managers, and other personnel;

•	Information regarding the capabilities of Jacobs Levy’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Jacobs Levy as a subadviser for the Fund, as well as the history, expertise, resources and capabilities, and the qualifications of the personnel of Jacobs Levy. The Board considered the diligence and selection process undertaken by the Investment Manager to select Jacobs Levy, including the Investment Manager’s rationale for recommending Jacobs Levy, and the process for monitoring Jacobs Levy’s ongoing performance of services for the Fund. The Board observed that Jacobs Levy’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding Jacobs Levy’s ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of Jacobs Levy. The Board also noted the presentation by Jacobs Levy to the Board’s Investment Review Committee.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement. Independent legal counsel noted that the proposed Subadvisory Agreement was generally similar in scope and form to subadvisory agreements applicable to other subadvised Funds. The Board noted the Investment Manager’s representation that Jacobs Levy has experience subadvising registered mutual funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Subadvisory Agreement.

Investment Performance of Jacobs Levy

The Board observed Jacobs Levy’s relevant performance results versus the Fund’s benchmark and versus peers over various periods, noting outperformance versus the Fund and the Russell 2000 Value benchmark for all applicable periods.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of Jacobs Levy, in light of other considerations, supported the approval of the Subadvisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Jacobs Levy would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for Jacobs Levy are within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which are not proposed to change, remain within the range of other peers and that the Fund’s expense ratio also remains within the range of other peers.

Additionally, the Board considered the expected decrease in the total profitability of the Investment Manager and its affiliates in connection with the hiring of Jacobs Levy. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to the subadviser thereunder, the Board did not consider the profitability to Jacobs Levy from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected decrease in profitability to the Investment Manager from its management agreement with the Fund as a result of the proposed engagement of Jacobs Levy. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints. The Board also noted, for the Subadvisory Agreement, that the breakpoints for the Jacobs Levy’s fees did not occur at the same levels as the breakpoints for the Investment Manager’s management fees and the potential challenges of seeking to tailor the management agreement breakpoints to those of a Subadvisory Agreement in this context.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreement. In reaching its conclusions, no single factor was determinative.

On June 23, 2022, the Board, including all of the Independent Trustees, determined that fees payable under the Subadvisory Agreement appeared fair and reasonable in light of the services proposed to be provided and approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800.345.6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of September 30, 2022, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned ____% of the outstanding shares of the Fund.

As of September 30, 2022, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

[                 (XX/22)]